Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(386) 944-5643

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	ALPINE INCOME PROPERTY TRUST REPORTS FOURTH QUARTER AND FULL YEAR 2021 OPERATING RESULTS

DAYTONA BEACH, FL – February 10, 2022 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter and year ended December 31, 2021.

Select Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.64 and $0.89 for the quarter and year ended December 31, 2021, respectively.
◾	Reported FFO per diluted share of $0.42 and $1.58 for the quarter and year ended December 31, 2021, respectively.
◾	Reported AFFO per diluted share of $0.41 and $1.59 for the quarter and year ended December 31, 2021, respectively.
◾	Acquired 26 net lease retail properties during the fourth quarter of 2021 for total acquisition volume of $101.6 million, reflecting a weighted average going-in cash cap rate of 6.2%.
◾	Sold two net lease office properties during the fourth quarter of 2021 for a sales price of $24.5 million at an exit cap rate of 7.5%, generating a gain on sale of $9.1 million.
◾	Paid a cash dividend for the fourth quarter of 2021 of $0.27 per share, a 5.9% increase over the Company’s previous quarterly cash dividend and an annualized yield of 5.6% based on the closing price of the Company’s common stock on February 9, 2022.
◾	During the year ended December 31, 2021, the Company acquired 68 net lease properties for total acquisition volume of $260.3 million, reflecting a weighted average going-in cash cap rate of 6.8%.
◾	During the year ended December 31, 2021, the Company sold three net lease properties for total disposition volume of $28.3 million at a weighted average exit cap rate of 7.2%, generating aggregate gains of $9.7 million.
◾	Paid cash dividends during the full year 2021 of $1.015 per share, a 23.8% increase over the Company’s full year 2020 cash dividends.

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended December 31, 2021 (in thousands, except per share data):

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Variance to Comparable Period in the Prior Year
Total Revenues	$9,470	$5,385	$ 4,085	75.9%

Net Income	$9,549	$216	$ 9,333	4,320.8%
Net Income Attributable to PINE	$8,302	$186	$ 8,116	4,363.4%
Net Income per Diluted Share Attributable to PINE	$0.64	$0.02	$ 0.62	3,100.0%

FFO (1)	$5,443	$3,162	$ 2,281	72.1%
FFO per Diluted Share (1)	$0.42	$0.36	$ 0.06	16.7%
AFFO (1)	$5,365	$3,106	$ 2,259	72.7%
AFFO per Diluted Share (1)	$0.41	$0.36	$ 0.05	13.9%

Dividends Declared and Paid, per Share	$0.270	$0.220	$ 0.050	22.7%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

Annual Operating Results Highlights

The table below provides a summary of the Company’s operating results for the year ended December 31, 2021 (in thousands, except per share data):

	Year Ended December 31, 2021	Year Ended December 31, 2020	Variance to Comparable Period in the Prior Year
Total Revenues	$30,128	$19,248	$ 10,880	56.5%

Net Income	$11,462	$1,146	$ 10,316	900.2%
Net Income Attributable to PINE	$9,964	$985	$ 8,979	911.6%
Net Income per Diluted Share Attributable to PINE	$0.89	$0.11	$ 0.78	709.1%
.
FFO (1)	$17,726	$10,808	$ 6,918	64.0%
FFO per Diluted Share (1)	$1.58	$1.23	$ 0.35	28.5%
AFFO (1)	$17,904	$9,189	$ 8,715	94.8%
AFFO per Diluted Share (1)	$1.59	$1.04	$ 0.55	52.9%

Dividends Declared and Paid, per Share	$1.015	$0.820	$ 0.195	23.8%

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO and AFFO per diluted share.

CEO Comments

“Our record fourth quarter capped off a very productive year as we exceeded our FFO and AFFO guidance, meaningfully grew our cash dividend, significantly increased the size and diversity of our high-quality net lease portfolio and provided one of the best total returns in the net lease REIT sector,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “We enter 2022 with excellent momentum, an outsized relative dividend yield and a robust acquisition pipeline that has us well-positioned to continue to drive strong growth and attractive risk-adjusted returns.”

Acquisitions

During the three months ended December 31, 2021, the Company acquired 26 high-quality net lease properties for total acquisition volume of $101.6 million, reflecting a weighted average going-in cash cap rate of 6.2%. As of the acquisition date, the properties had a weighted average remaining lease term of 8.1 years, were located in 11 different states, and were leased to tenants operating in 12 retail sectors including the sporting goods, home improvement, home furnishings, dollar stores, casual dining, convenience store and farm & rural supply sectors. Approximately 32% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating and more than 34% of annualized base rents acquired are from ground leased properties.

During the year ended December 31, 2021, the Company acquired 68 net lease properties for total acquisition volume of $260.3 million, reflecting a weighted average going-in cash cap rate of 6.8%. As of the acquisition date, the properties had a weighted average remaining lease term of 8.1 years and were located in 26 different states. Approximately 37% of annualized base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating and more than 14% of annualized base rents acquired are from ground leased properties.

Dispositions

During the three months ended December 31, 2021, the Company sold two office properties located in Orlando, Florida leased to Hilton Grand Vacations for a sales price of $24.5 million, representing an exit cap rate of 7.5%. The sale of the properties generated a gain of $9.1 million.

During the year ended December 31, 2021, the Company sold three net lease properties for total disposition volume of $28.3 million, representing a weighted average exit cap rate of 7.2%. The sale of the properties generated aggregate gains of $9.7 million.

Development

During the year ended December 31, 2021, the Company signed a new store development lease with an established grocer to develop and construct a 23,000 square foot building on an undeveloped outparcel at one of the Company’s existing properties in Jacksonville, Florida (the “Development Opportunity”). The Development Opportunity will have an initial lease term of 15 years, is anticipated to begin construction in 2022 and is subject to customary due diligence and approvals.

Income Property Portfolio

The Company’s portfolio consisted of the following as of December 31, 2021:

Number of Properties	113
Square Feet	3.3 million
Weighted Average Remaining Lease Term	7.9 years
States where Properties are Located	32
Occupancy	100%

% of Annualized Base Rent attributable to Retail Tenants (1)	92%
% of Annualized Base Rent attributable to Office Tenants (1)	8%
% of Annualized Base Rent subject to Rent Escalations (1)	45%
% of Annualized Base Rent attributable to Investment Grade Rated Tenants (1)(2)	45%
% of Annualized Base Rent attributable to Credit Rated Tenants (1)(3)	74%

Any differences a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners of Baa3, BBB-, NAIC-2 or higher.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s portfolio included the following top tenants as of December 31, 2021:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Wells Fargo	A+	8%
At Home	B	6%
Hobby Lobby	N/A	6%
Academy Sports	B+	5%
Dollar General	BBB	5%
Walmart	AA	4%
Walgreens	BBB	4%
Lowe’s	BBB+	4%
Dollar Tree/Family Dollar	BBB	3%
Sportsman’s Warehouse	N/A	3%
Total		48%

Any differences a result of rounding.

(1)	Credit rating is from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners, as applicable, as of December 31, 2021.

The Company’s portfolio consisted of the following industries as of December 31, 2021:

Industry		% of Annualized Base Rent
Home Furnishings		12%
General Merchandise		12%
Sporting Goods		9%
Financial Services		9%
Dollar Stores		8%
Grocery		6%
Pharmacy		6%
Convenience Store		5%
Entertainment		5%
Home Improvement		4%
Consumer Electronics		4%
Casual Dining		3%
Health & Fitness		3%
Automotive Parts		2%
Off-Price Retail		2%
Specialty Retail		2%
Other (1)		2%
Farm & Rural Supply		1%
Quick Service Restaurant		1%
Office Supplies		1%
Total	26 Industries	100%

Any differences a result of rounding.

(1)	Includes 7 industries collectively representing 2% of the Company’s ABR as of December 31, 2021.

The Company’s portfolio included properties in the following states as of December 31, 2021:

State		% of Annualized Base Rent
Texas		18%
Oregon		9%
North Carolina		8%
Georgia		6%
Florida		6%
Ohio		6%
Arizona		5%
Michigan		4%
South Carolina		3%
Oklahoma		3%
Massachusetts		3%
New Jersey		3%
New Mexico		3%
Minnesota		3%
Washington		2%
Alabama		2%
New York		2%
Nevada		2%
Wisconsin		2%
West Virginia		1%
Maryland		1%
Missouri		1%
Mississippi		1%
Indiana		1%
Kentucky		<1%
Maine		<1%
South Dakota		<1%
Kansas		<1%
California		<1%
Virginia		<1%
Pennsylvania		<1%
Arkansas		<1%
Total	32 States	100%

Any differences a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended December 31, 2021, the Company completed the following notable capital markets activities:

◾	The Company issued 151,673 common shares under its ATM offering program at a weighted average gross price of $19.04 per share, for total net proceeds of $2.8 million.

During the year ended December 31, 2021, the Company completed the following notable capital markets activities:

◾	Executed a 5-year, $60.0 million unsecured term loan (the “2026 Term Loan”). The 2026 Term Loan matures in May 2026 and includes an accordion option that allows the Company to request additional lender commitments up to a total of $160.0 million.
◾	Assumed an existing $30.0 million secured mortgage, which bears a fixed interest rate of 4.33%, in connection with the acquisition of six properties from CTO Realty Growth, Inc., a publicly traded real estate investment trust and the sole member of the Company’s external manager. The mortgage note matures in October 2034 and is prepayable without penalty beginning in October 2024.
◾	Executed a 5-year, $80.0 million unsecured term loan (the “2027 Term Loan”). The 2027 Term Loan matures in January 2027 and includes an accordion option that allows the Company to request additional lender commitments up to a total of $200.0 million in the aggregate.
◾	Completed an inaugural follow-on underwritten public offering of 3,220,000 shares of common stock, which included the underwriters' full exercise of their option to purchase additional shares. Total net proceeds were $54.3 million after deducting the underwriting discount and expenses.
◾	Issued 479,640 OP Units at an $18.85 per OP Unit value for a total value of $9.0 million in connection with the acquisition of ten net lease properties.
◾	Issued 761,902 common shares under the ATM offering program at a weighted average gross price of $18.36 per share, for total net proceeds of $13.8 million.

The following table provides a summary of the Company’s long-term debt as of December 31, 2021:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility	$99.0 million	30-Day LIBOR + [1.35% - 1.95%]	November 2023
2026 Term Loan (1)	$60.0 million	30-Day LIBOR + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$80.0 million	30-Day LIBOR + [1.25% - 1.90%]	January 2027
Mortgage Note Payable – CMBS Portfolio	$30.0 million	4.33%	October 2034
Total Debt/Weighted Average Rate	$269.0 million	2.10%

(1)

Effective May 21, 2021, the Company utilized interest rate swaps to fix LIBOR and achieve a weighted average fixed interest rate of 0.81% plus the applicable spread on the $60.0 million 2026 term loan balance.

(2)

Effective September 30, 2021, the Company utilized interest rate swaps, inclusive of its redesignation of the existing $50.0 million interest rate swap entered into as of April 30, 2020, to fix LIBOR and achieve a weighted average fixed interest rate of 0.53% plus the applicable spread on the $80.0 million 2027 term loan balance.

As of December 31, 2021, the Company held an 87.1% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,703,494 OP Units held by third parties outstanding and 11,454,815 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 13,158,309, as of December 31, 2021.

As of December 31, 2021, the Company’s net debt to Pro Forma EBITDA was 8.1 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 6.2 times. As of December 31, 2021, the Company’s net debt to total enterprise value was 49.6%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been converted to common shares.

Dividend

On November 22, 2021, the Company announced a cash dividend for the fourth quarter of 2021 of $0.27 per share, payable on December 30, 2021 to stockholders of record as of the close of business on December 9, 2021. The 2021 fourth quarter cash dividend represented a 5.9% increase over the Company’s previous quarterly dividend and a payout ratio of 64.3% and 65.9% of the Company’s 2021 fourth quarter FFO per diluted share and AFFO per diluted share, respectively.

During year ended December 31, 2021, the Company paid cash dividends of $1.015 per share, a 23.8% increase over the Company’s full year 2020 cash dividends. The dividends paid in 2021 represent payout ratios of 64.2% of full year 2021 FFO per diluted share and 63.8% of full year 2021 AFFO per diluted share.

2022 Outlook

The Company’s initial 2022 outlook assumes stable or improving economic activity, strong underlying business trends related to each of our tenants and other significant assumptions.

The Company’s outlook for 2022 is as follows:

	Outlook Range for 2022
	Low		High
Acquisitions	$200 million	to	$250 million
Dispositions	$40 million	to	$50 million
FFO per Diluted Share	$1.53	to	$1.58
AFFO per Diluted Share	$1.51	to	$1.56
Weighted Average Diluted Shares Outstanding	17.0 million	to	18.5 million

Fourth Quarter 2021 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2021 tomorrow, Friday, February 11, 2022, at 9:00 AM ET. Stockholders and interested parties may access the earnings call via teleconference or webcast:

Teleconference:

USA (Toll Free):1 (877) 815-0077

International: 1 (631) 625-3206

Please dial in at least fifteen minutes prior to the scheduled start time and use the code 3796094 when prompted.

A webcast of the call can be accessed at: https://edge.media-server.com/mmc/p/mqy6ijb4. To access the webcast, log on to the web address noted above or go to http://www.alpinereit.com and log in at the investor relations section of the website.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that acquires, owns and operates a portfolio of high-quality net leased commercial income properties.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters, the impact of the COVID-19 Pandemic and its variants on the Company’s business and the business of its tenants and the impact on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of above- and below-market lease related intangibles, non-cash compensation, and other non-cash income. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	December 31, 2021	December 31, 2020
ASSETS
Real Estate:
Land, at Cost	$178,172	$83,210
Building and Improvements, at Cost	266,236	142,679
Total Real Estate, at Cost	444,408	225,889
Less, Accumulated Depreciation	(15,419)	(6,550)
Real Estate—Net	428,989	219,339
Cash and Cash Equivalents	8,851	1,894
Restricted Cash	646	—
Intangible Lease Assets—Net	58,821	36,881
Straight-Line Rent Adjustment	1,838	2,045
Other Assets	6,369	2,081
Total Assets	$505,514	$262,240
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$2,363	$1,984
Prepaid Rent and Deferred Revenue	2,033	1,055
Intangible Lease Liabilities—Net	5,476	3,299
Long-Term Debt	267,740	106,809
Total Liabilities	277,612	113,147
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 11,454,815 shares issued and outstanding as of December 31, 2021 and 7,458,755 shares issued and outstanding as of December 31, 2020	114	75
Additional Paid-in Capital	200,906	132,878
Dividends in Excess of Net Income	(6,419)	(5,713)
Accumulated Other Comprehensive Income (Loss)	1,922	(481)
Stockholders' Equity	196,523	126,759
Noncontrolling Interest	31,379	22,334
Total Equity	227,902	149,093
Total Liabilities and Equity	$505,514	$262,240

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

 (In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues:
Lease Income	$9,470	$5,385	$30,128	$19,248
Total Revenues	9,470	5,385	30,128	19,248
Operating Expenses:
Real Estate Expenses	1,284	611	3,673	2,316
General and Administrative Expenses	1,340	1,125	5,027	4,660
Depreciation and Amortization	5,025	2,946	15,939	9,949
Total Operating Expenses	7,649	4,682	24,639	16,925
Gain on Disposition of Assets	9,131	—	9,675	287
Net Income from Operations	10,952	703	15,164	2,610
Interest Expense	1,403	487	3,702	1,464
Net Income	9,549	216	11,462	1,146
Less: Net Income Attributable to Noncontrolling Interest	(1,247)	(30)	(1,498)	(161)
Net Income Attributable to Alpine Income Property Trust, Inc.	$8,302	$186	$9,964	$985

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.73	$0.02	$1.02	$0.13
Diluted	$0.64	$0.02	$0.89	$0.11
Weighted Average Number of Common Shares:
Basic	11,347,778	7,458,755	9,781,066	7,588,349
Diluted (1)	13,051,272	8,682,609	11,246,227	8,812,203

Dividends Declared and Paid	$0.270	$0.220	$1.015	$0.820
(1)

Includes the weighted average impact of 1,703,494 shares underlying OP units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Income	$9,549	$216	$11,462	$1,146
Depreciation and Amortization	5,025	2,946	15,939	9,949
Gain on Disposition of Assets	(9,131)	—	(9,675)	(287)
Funds from Operations	$5,443	$3,162	$17,726	$10,808
Adjustments:
Straight-Line Rent Adjustment	(214)	(287)	(607)	(1,524)
COVID-19 Rent Repayments (Deferrals), Net	22	160	430	(378)
Non-Cash Compensation	78	67	309	268
Amortization of Deferred Financing Costs to Interest Expense	126	55	362	188
Amortization of Intangible Assets and Liabilities to Lease Income	(89)	(30)	(257)	(108)
Other Non-Cash (Income) Expense	(1)	(12)	(18)	(22)
Recurring Capital Expenditures	—	(9)	(41)	(43)
Adjusted Funds from Operations	$5,365	$3,106	$17,904	$9,189

FFO per Diluted Share	$0.42	$0.36	$1.58	$1.23
AFFO per Diluted Share	$0.41	$0.36	$1.59	$1.04

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
December 31, 2021
Net Income	$9,549
Adjustments:
Depreciation and Amortization	5,025
Gain on Disposition of Assets	(9,131)
Straight-Line Rent Adjustment	(214)
Non-Cash Compensation	78
Amortization of Deferred Financing Costs to Interest Expense	126
Amortization of Intangible Assets and Liabilities to Lease Income	(89)
Other Non-Cash (Income) Expense	(1)
Interest Expense, Net of Deferred Financing Costs Amortization	1,278
EBITDA	$6,621

Annualized EBITDA	$26,484
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1)	5,582
Pro Forma EBITDA	$32,066

Total Long-Term Debt	267,740
Financing Costs, Net of Accumulated Amortization	1,260
Cash and Cash Equivalents	(8,851)
Restricted Cash	(646)
Net Debt	$259,503

Net Debt to Pro Forma EBITDA	8.1x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during the three months ended December 31, 2021.